Exhibit 4.6

Zhu Jianchong

Chen Lei

Hangzhou Weimi Network Technology Co., Ltd.

and

Hangzhou Aimi Network Technology Co., Ltd.

Fifth Amended and Restated Equity Pledge Agreement

July 15, 2020

Fifth Amended and Restated Equity Pledge Agreement

This Fifth Amended and Restated Equity Pledge Agreement (this “Agreement”) is executed by and among the following parties on July 15, 2020

(1)          Zhu Jianchong,  with the ID No. ***;

(2)          Chen Lei,  ID No. ***;

(Zhu Jianchong and Chen Lei are hereinafter respectively and collectively referred to as the “Pledgor(s)”.)

(3)         Hangzhou Weimi Network Technology Co., Ltd. (the “Pledgee”), with its registered address at ***; and

(4)         Hangzhou Aimi Network Technology Co., Ltd. (the “Company”), with its registered address at ***.

(In this Agreement, each of the above parties shall be respectively referred to as a “Party”, and they shall be collectively referred to as the “Parties”.)

Whereas:

1.           The Pledgors are the shareholders on record of the Company, aggregately holding 100% of the equity interest in the Company (the “Company Equity Interest”). As of the date hereof, their capital contributions in the registered capital of the Company and shareholding percentage are set out in Schedule I hereto.

2.           Sun Qin, Chen Lei, the Pledgee and the Company entered into the Fourth Amended and Restated Equity Pledge Agreement on September 23, 2019 (the “Original Agreement”).

3.           In accordance with the Fifth Amended and Restated Exclusive Option Agreement (the “Fifth Amended and Restated Exclusive Option Agreement”) executed on July 15, 2020 by and among the Parties, the Pledgors shall, to the extent permitted by the PRC Laws and at the request of the Pledgee, transfer all or part of their equity interest in the Company and/or all or part of the assets of the Company to the Pledgee and/or any other entity or individual designated by it.

4.           In accordance with the Fifth Amended and Restated Shareholders’ Voting Rights Proxy Agreement (the “Fifth Amended and Restated Shareholders’ Voting Rights Proxy Agreement”) executed on July 15, 2020 by and among the Parties, the Pledgors have granted full authority to the persons designated by the Pledgee to exercise all of their shareholders’ voting rights in the Company on behalf of the Pledgors.

5.           In accordance with the Exclusive Consulting and Services Agreement (the “Services Agreement”) executed in June 2015 by and between the Company and the Pledgee, the Company has, on an exclusive basis, engaged the Pledgee to provide it with relevant technical consulting and services and agreed to pay corresponding service fees to the Pledgee for such services.

6.           As security for the performance of their Contractual Obligations (as defined below) and the repayment of the Secured Indebtedness (as defined below) by the Pledgors and the Company, the Pledgors intend to pledge all their Company Equity Interest to the Pledgee and offer the Pledgee with right of first ranking repayment.

Now, Therefore, upon mutual discussion and negotiation, the Parties agree as follows:

1.             Definition

1.1.          Unless otherwise required by the context, the following terms shall have the following meanings in this Agreement:

“Contractual Obligations”:

means all of the Pledgors’ and/or the Company’s contractual obligations under the Services Agreement, Fifth Amended and Restated Exclusive Option Agreement and Fifth Amended and Restated Shareholders’ Voting Rights Proxy Agreement (collectively referred to as “Transaction Agreements”).

“Secured Indebtedness”:

means all losses of direct, indirect, derivative or predictable benefits suffered as a result of any Event of Default (as defined below) of the Pledgors and/or the Company and all costs incurred by the Pledgee for enforcing the performance of the Contractual Obligations by the Pledgors and/or the Company.

“Event of Default”:	means the breach by any Pledgors or the Company of any contractual obligations under the Contractual Obligations, the Transaction Agreements and/or this Agreement.

“Pledge”:

means all the equity interest in the Company lawfully owned by the Pledgors on the date of this Agreement and pledged pursuant to this Agreement to the Pledgee as security for the performance of the Contractual Obligations and any increased capital contributions and dividends under Sections 2.6 and 2.7 of this Agreement.

“PRC Laws”:	means the then effective laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of the People’s Republic of China.

1.2.         In this Agreement, any reference to any PRC Laws shall be deemed to include (i) a reference to such PRC Laws as modified, amended, supplemented or reenacted, effective before or after the date of this Agreement; and (ii) a reference to any other decisions, circulars or rules made pursuant to such PRC Laws or effective as a result of such PRC Laws.

1.3.         Unless otherwise stated in the context of this Agreement, a reference to a provision, clause, section or paragraph shall refer to a corresponding provision, clause, section or paragraph of this Agreement.

2.           Equity Pledge

2.1.        The Pledgors hereby agree to pledge, in accordance with the terms of this Agreement, their lawfully owned and disposable Pledge, to the Pledgee as the security for the performance of the Contractual Obligations and the repayment of the Secured Indebtedness. The Company hereby agrees that the Pledgors who hold its equity to pledge the Pledge to the Pledgee in accordance with the terms of this Agreement.

2.2.         The Pledgors shall record the equity pledge arrangement (“Equity Pledge”) under this Agreement on the Company’s shareholder register upon the execution date of this Agreement, and provide the record evidence to the Pledgee with a form satisfied to the Pledgee, and provide the Pledgee with the shareholders’ resolutions passed and signed by the Pledgors in the form as set out in Schedule III of this Agreement within 15 days from the execution date of this Agreement or within other time periods agreed by the Parties, and provide other industrial and commercial registration certificate which reflects the Equity Pledge under this Agreement. This Agreement shall prevail if there is any discrepancy between the agreement used to complete the industrial and commercial registration of the Equity Pledge and this Agreement.

2.3.         During the term of this Agreement, the Pledgee shall not be liable in whatsoever manner for any decrease in the value of the Pledge and the Pledgors are not entitled to seek any form of recourse or file any claims against the Pledgee, except where such decrease arises out of any willful conduct of the Pledgee or out of its gross negligence which has an immediate causal link with such result.

2.4.         Subject to Section 2.3 above, if there is such possibility of significant decrease in the value of the Pledge as to impair the rights of the Pledgee, the Pledgee may demand the Pledgors to provide other assets as security, and at any time auction or sell the Pledge on behalf of the Pledgors and may, as agreed with the Pledgors, apply the proceeds from such auction or sale towards advance repayment of the Secured Indebtedness, or deposit such proceeds with a notary organ where the Pledgee is located (any costs thereby incurred shall be entirely borne by the Pledgee).

2.5.         The Pledgee is entitled to the first order of security interest to the Pledge. When any Event of Default occurs, the Pledgee has the right to dispose of the Pledge in the form applied in Section 4 of this Agreement.

2.6.         The Pledgors may increase the capital of the Company with the Pledgee’s prior written consent. The amount of capital contributed by the Pledgors in the Company’s registered capital as a result of the capital increase of the Company is also automatically attributed to the Pledge.

2.7.         The dividends or bonus which the Pledgors receive in respect of the Pledge shall be deposited in the account designated by the Pledgee, supervised by the Pledgee, as the pledge firstly used for the repayment of the Secured Indebtedness.

2.8.         Upon the occurrence of any Event of Default, the Pledgee shall be entitled to dispose of the Pledge of any Pledgors in such manner as provided in Section 4 of this Agreement.

3.           Release of Equity Pledge

After full and complete performance of all the Contractual Obligations and full repayment of all the Secured Indebtedness by the Pledgors and the Company, the Pledgee shall, at the request of the Pledgors, release the Equity Pledge under this Agreement and cooperate with the Pledgors to deregister and release the Equity Pledge with the administration for industry and commerce.  The Pledgee shall bear the reasonable costs incurred in connection with the release of the Equity Pledge.

4.           Disposal of Pledge

4.1.        The Pledgors, the Company and the Pledgee hereby agree that upon occurrence of any Event of Default, the Pledgee shall, upon giving a written notice to the Pledgors, be entitled to exercise all rights and power of remedies for breach of contract under the PRC Laws, the Transaction Agreements and this Agreement, including without limitation the right to auction or sell the Pledge and to be compensated on a preferential basis with the proceeds thereof. The Pledgee shall not be held liable for any losses from its reasonable exercise of such rights and power.

4.2.        The Pledgee shall be entitled to appoint in writing its counsels or other agents to exercise any and all of its foregoing rights and power and the Pledgors and the Company shall not raise objections thereto.

4.3.        The Pledgors shall bear the reasonable costs incurred in connection with the exercise of any or all of the aforesaid rights and power by the Pledgee and the Pledgee is entitled to deduct such costs on an actual basis from the proceeds obtained from such exercise of rights and power.

4.4.         The proceeds obtained from the exercise by the Pledgee of its rights shall be applied in the following order of precedence:

(i)        payment of all costs arising out of the disposal of the Pledge and the exercise by the Pledgee of its rights (including fees paid to its counsels and agents);

(ii)       payment of the taxes payable in connection with the disposal of the Pledge; and

(iii)      repayment of the Secured Indebtedness to the Pledgee;

and any balance after the deduction of the aforesaid payments shall either be returned by the Pledgee to the Pledgors or any other person who is entitled to such balance under relevant laws and regulations or be deposited with a notary organ where the Pledgee is located (any costs thereby incurred shall be entirely borne by the Pledgors).

4.5.        The Pledgee shall be entitled to exercise, at its option, concurrently or successively, its right of pledge towards the equity interest in the Company held by any of the Pledgors, or any of remedies for breach of contract it is entitled to. The Pledgee shall not be required to firstly exercise other remedies for breach of contract prior to exercising its right to auction or sell the Pledge under this Agreement. Neither the Pledgors nor the Company shall object to whether the Pledgee exercises part of its pledge right or to the sequence of exercising the pledge right by the Pledgee.

5.            Fees and Expenses

All actual costs and expenses arising in connection with the creation of the equity pledge under this Agreement, including without limitation the stamp duty, any other taxes and all legal fees, shall be borne by the Parties respectively.

6.            Continuity and No Waiver

The Equity Pledge hereunder shall be a continuous security and shall remain valid until the full performance of the Contractual Obligations, and the full repayment of the Secured Indebtedness. Neither exemption or grace period granted by the Pledgee to the Pledgors in respect of any breach, nor delay by the Pledgee in exercising any of its rights under the Transaction Agreements and this Agreement, shall affect the rights of the Pledgee under this Agreement, relevant PRC Laws and the Transaction Agreements to demand at any time thereafter the strict performance by the Pledgors of the Transaction Agreements and this Agreement, or the rights the Pledgee may be entitled to due to any subsequent breach by the Pledgors of the Transaction Agreements and/or this Agreement.

7.            Representations and Warranties of the Pledgors

The Pledgors hereby severally but not jointly represent and warrant to the Pledgee that:

7.1.         They are natural persons with full civil capacity or corporate legal person; they have full and independent legal status and legal capacity, and have been duly authorized to execute, deliver and perform this Agreement, and may sue or be sued as an independent party.

7.2.         The Company in which they hold equity interest is a limited liability company lawfully incorporated and existing,  having independent legal person qualification. It has full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may sue or be sued as an independent party. It has full power and authorization to execute and deliver this Agreement, all other documents they will sign related to the transactions contemplated under this Agreement, and has full power and authorization to complete the transactions contemplated under this Agreement.

7.3.          All reports, documents and information provided by the Pledgors to the Pledgee after the date of this Agreement with respect to the Pledgors and all matters required by this Agreement are true, correct and valid in all substantial respects as of the date of such provision.

7.4.          All reports, documents and information provided by the Pledgors to the Pledgee after the date of this Agreement with respect to the Pledgors and all matters required by this Agreement are true, correct and valid in all substantial respects as of the date of such provision.

7.5.          As of the date of this Agreement, the Pledgors are the only lawful owners of the Pledge free from any existing dispute in relation to the ownership thereof. The Pledgors have the right to dispose of the Pledge or any part thereof.

7.6.          Other than the security interest created on the Pledge under this Agreement and the rights created under the Transaction Agreements, the Pledge is free from any other security interest or third party rights.

7.7.          The Pledge can be lawfully pledged and transferred, and the Pledgors have full rights and power to pledge the Pledge to the Pledgee in accordance with the terms of this Agreement.

7.8.          This Agreement is lawfully and duly executed and delivered by the Pledgors and constitutes lawful and binding obligations of the Pledgors.

7.9.          Any consents, permissions, waivers or authorizations by any third party or any approvals, licenses or exemptions by or any registration or filing formalities with any governmental body (if required by laws), necessary for the execution and performance of this Agreement and the Equity Pledge under this Agreement, have been obtained or handled and will remain in full force during the term of this Agreement.

7.10.       The execution and performance of this Agreement by the Pledgors do not violate or conflict with any law applicable to the Pledgors in effect, any agreement to which the Pledgors are a party or by which their assets are bound, any court judgment, any arbitral award, or any decision of any administrative authority.

7.11.       The Equity Pledge under this Agreement constitutes a first order of security interest on the Pledge.

7.12.       All taxes and fees payable in connection with obtaining the Pledge have been paid in full by the Pledgors.

7.13.       There are no such pending, or to the knowledge of the Pledgors, threatened suits, arbitrations, or other legal proceedings or claims before any court or arbitral tribunal, or administrative proceedings, or other legal proceedings or claims before any governmental body or administrative authority against the Pledgors or their properties and the Pledge, that will have a material adverse effect on the economic conditions of the Pledgors or the Pledgors’ ability to perform their obligations and security liability under this Agreement.

7.14.       The Pledgors hereby warrant to the Pledgee that the aforesaid representations and warranties will remain true and correct and will be fully complied with under all circumstances prior to the full performance of the Contractual Obligations and the full repayment of the Secured Indebtedness.

8.            Representations and Warranties of the Company

The Company hereby represents and warrants to the Pledgee that:

8.1.         It is a limited liability company lawfully incorporated and existing according to the PRC Laws; it has independent legal personality; it has full and independent legal status and capacity to execute, deliver and perform this Agreement, and may sue or be sued as an independent party.

8.2.         All reports, documents and information provided by the Company to the Pledgee prior to the date of this Agreement with respect to the Pledge and all matters required by this Agreement are true, correct and valid in all substantial respects as of the date of this Agreement.

8.3.         All reports, documents and information provided by the Company to the Pledgee after the date of this Agreement with respect to the Pledge and all matters required by this Agreement are true, correct and valid in all substantial respects as of the date of such provision.

8.4.         It has full powers and authorization to execute and deliver this Agreement and all other documents it will sign related to the transactions contemplated under this Agreement, and has the full power and authorization to complete the transactions contemplated under this Agreement.

8.5.         There are no such pending, or to the knowledge of the Company, threatened suits, arbitrations, or other legal proceedings or claims before any court or arbitral tribunal, or administrative proceedings, or other legal proceedings or claims before any governmental body or administrative authority against the Company or its assets (including without limitation any Pledge), that will have a material adverse effect on the economic conditions of the Company or the Company’s ability to perform its obligations and security liability under this Agreement.

8.6.         The Company hereby agrees to assume joint and several liability with its relevant Pledgors’ with respect to their representations and warranties made under Sections 7.5, 7.6, 7.7, 7.9 and 7.11 of this Agreement to the Pledgee.

8.7.        The Company hereby warrants to the Pledgee that the aforesaid representations and warranties will remain true and correct and will be fully complied with under all circumstances prior to the full performance of the Contractual Obligations and the full repayment of the Secured Indebtedness.

9.           Undertakings by the Pledgors

The Pledgors hereby severally but not jointly undertake to the Pledgee that:

9.1.         Without prior written consent of the Pledgee, the Pledgors shall not create or permit to be created any new pledge or any other security interest on the Pledge, and any pledge or other security interest created on all or part of the Pledge without prior written consent of the Pledgee shall be null and void.

9.2.         Without prior written notice to and prior written consent of the Pledgee, the Pledgors shall not transfer the Pledge, otherwise all transfer of the Pledge shall be null and void. For transfer of the Pledge with written consent of the Pledgee, the proceeds thereby received shall be first applied towards advance repayment of the Secured Indebtedness to the Pledgee or deposited with a third party agreed with the Pledgee.

9.3.         Where any suits, arbitrations or other legal proceedings or claims arise which are likely to have an adverse effect on the Pledgors’ or the Pledgee’s interests or the Pledge under the Transaction Agreements and this Agreement, the Pledgors undertake that they will promptly and timely send a written notice to the Pledgee and will, in accordance with the reasonable request of the Pledgee, take all necessary measures to ensure the Pledgee’s rights and interests of pledge regarding the Pledge.

9.4.         The Pledgors shall not conduct or permit to be conducted any action or omission which is likely to have a material adverse effect on the Pledgee’s interests or the Pledge under the Transaction Agreements and this Agreement. The Pledgors shall waive their right of first refusal in the realization of the pledge right by the Pledgee.

9.5.         The Pledgors undertake to, in accordance with the reasonable request of the Pledgee, take all necessary measures and execute all necessary documents (including without limitation any supplement to this Agreement) to ensure the Pledgee’s rights and interests of pledge regarding the Pledge as well as the exercise and realization of such rights and interests.

9.6.         If there is any transfer of the Pledge due to the exercise of the pledge right under this Agreement, the Pledgors undertake to take all measures to realize such transfer.

9.7.         If dissolution or liquidation is required according to compulsory provisions in applicable laws, the Pledgors shall, to the extent permitted by the PRC Laws, grant to the Pledgee or the entity/individual designated by it any interests lawfully distributed from the Company after the dissolution and liquidation of the Company in accordance with relevant laws.

10.          Undertakings by the Company

10.1.        If any consents, permissions, waivers and authorizations by any third party or any approvals, permission, exemption by or any registration or filing formalities with any governmental body (if required by laws), are required for the execution and performance of this Agreement and the equity pledge under this Agreement, the Company will dedicate to help obtain and maintain them in full force during the term of this Agreement.

10.2.       Without prior written consent of the Pledgee, the Company will not assist or permit the Pledgors to establish any new pledge or any other security interest on the Pledge.

10.3.       Without prior written consent of the Pledgee, the Company will not assist or permit the Pledgors to transfer the Pledge.

10.4.       Where any suits, arbitrations or other legal proceedings or claims arise, which are likely to have an adverse effect on the Company, the Company Equity Interest as the Pledge, or the Pledgee’s interests under the Transaction Agreements and this Agreement, the Pledgors undertake that they will promptly and timely send a written notice to the Pledgee and will, in accordance with the reasonable request of the Pledgee, take all necessary measures to ensure the Pledgee’s rights and interests of pledge regarding the Pledge.

10.5.       The Company shall not conduct or permit to be conducted any act or action which is likely to have an adverse effect on the Pledgee’s interests under the Transaction Agreements and this Agreement or the Pledge.

10.6.       The Company shall provide the Pledgee with the Company’s financial statements for the previous quarter within the first month of each calendar quarter, including without limitation balance sheet, income statement and cash flow statement.

10.7.       The Company undertakes to, in accordance with the reasonable request of the Pledgee, take all necessary measures and execute all necessary documents (including without limitation any supplement to this Agreement) to ensure the Pledgee’s rights and interests of pledge regarding the Pledge as well as the lawful and contractual exercise and realization of such rights and interests.

10.8.       If there is any transfer of the Pledge due to the exercise of the pledge right under this Agreement, the Company undertakes to take all measures to realize such transfer.

11.          Change of Circumstances

As a supplement and without contravening other provisions of the Transaction Agreements and this Agreement, if at any time and as a result of any promulgation of or amendment to any PRC Laws, regulations or rules, or of any change in the interpretation or application of such laws, regulations or rules, or of any change in relevant registration procedures, the Pledgee takes it that the maintenance of the validity of this Agreement and/or the disposal of the Pledge in the manner provided in this Agreement become illegal or contravenes such laws, regulations or rules, the Pledgors and the Company shall immediately take any actions and/or execute any agreements or other documents upon the Pledgee’s written instructions and in accordance with its reasonable request so as to:

(1)       maintain the validity of this Agreement;

(2)       facilitate the disposal of the Pledge in the manner provided under this Agreement; and/or

(3)       maintain or realize the security created or purported to be created under this Agreement.

12.          Confidentiality

12.1.       During the term of and after the termination of this Agreement, each Party shall maintain in strict confidence the following information:

(1)       The execution, performance of this Agreement and the contents of this Agreement;

(2)       The trade secrets, proprietary information, and customer information (collectively referred to as “Confidential Information”) of the wholly owned company that it knows or receives as a result of the execution and performance of this Agreement.

Each Party shall use such Confidential Information only for the purpose of fulfilling its obligations under this Agreement. Without other Parties’ written consent, any Party shall not disclose the above Confidential Information to any third parties; otherwise it shall bear the liability for breach of the Agreement and compensate for the losses.

12.2.        After the termination of this Agreement, any Party shall return, destroy or otherwise dispose of all documents, materials or software containing Confidential Information upon the request of the other Party and cease the use of such Confidential Information.

12.3.       Notwithstanding otherwise provided in this Agreement, the effectiveness of this section shall not be affected by the dissolution or termination of this Agreement.

13.          Effectiveness and Term of this Agreement

13.1.       This Agreement shall become effective after being executed or sealed by the Parties or executed by their legal representatives.

13.2.       The term of this Agreement shall continue until the Contractual Obligations are fully performed and the Secured Indebtedness is fully repaid.

14.          Notice

Any notice or other correspondence required by or made pursuant to this Agreement shall be delivered in person, by registered post, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party as set forth below. The dates on which notices shall be deemed effectively given shall be determined as follows:

Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery.

Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

For the purpose of notices, the addresses of the Parties are as follows:

Pledgor: Zhu Jianchong

Address:  ***

Tel.: ***

Pledgor: Chen Lei

Address: ***

Tel.: ***

Pledgee: Hangzhou Weimi Network Technology Co., Ltd.

Address: ***

Tel.: ***

Company: Hangzhou Aimi Network Technology Co., Ltd.

Address: ***

Tel.: ***

Any Party may at any time change its address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

15.           Miscellaneous

15.1.       Without prior written consent of the Pledgee, the Pledgors or the Company shall not transfer any rights, obligations or liabilities under this Agreement to any third parties. However, the Pledgee may, without prior consent of the Pledgors or the Company and with  a notice to the Pledgors and the Company,  transfer its rights, obligations or liabilities under this Agreement to any third parties. The successors or permitted transferees (if any) of the Parties shall be obligated to continue to perform the Pledgors’ and the Company’s respective obligations under this Agreement.

15.2.       The amount of the Secured Indebtedness shall be determined by the Parties through negotiation and shall constitute the conclusive evidence for the Secured Indebtedness under this Agreement.

15.3.       This Agreement is made in Chinese and executed in four (4) originals. Each Party shall hold one (1) copy, and the number of the executed original copies may be increased accordingly for the purpose of registration or filing (if required).

15.4.       The entry into, effectiveness, performance, amendment, interpretation and termination of this Agreement shall be governed by the PRC Laws.

15.5.        In addition to the written amendments, additions, and amendments made after the signing of this Agreement, this Agreement constitutes the entire contract reached by the Parties to this Agreement in relation to the matters referred to in this Agreement, and supersedes any prior agreement with the matters referred to in this Agreement. All oral or written negotiations, representations and contracts, including but not limited to the Original Agreement.

15.6.        Any dispute arising out of or in connection with this Agreement shall be settled by the Parties through consultations and shall, in the absence of an agreement being reached by the Parties within thirty (30) days from its occurrence, be submitted by any Party to Hangzhou Arbitration Commission for arbitration in accordance with the arbitration rules of Hangzhou Arbitration Commission. The arbitral award shall be final and binding on the Parties to this Agreement.

15.7.        No rights, power or remedies granted to each Party by any provision of this Agreement shall preclude any other rights, power or remedies enjoyed by such Party in accordance with the laws and any other provisions under this Agreement and no exercise by a Party of its rights, power and remedies shall preclude its exercise of its other rights, power and remedies.

15.8.        No failure or delay by a Party in exercising any rights, power or remedies (“Such Rights”) pursuant to this Agreement or any laws shall result in a waiver of Such Rights; and no single or partial waiver of Such Rights shall preclude such Party from exercising Such Rights in any other manner or from exercising other Such Rights.

15.9.       The section headings in this Agreement are for convenience of reference only and shall in no event be used in or affect the interpretation of the provisions of this Agreement.

15.10.     Each provision contained in this Agreement shall be severable and independent from any other provisions of this Agreement, and if at any time any one or more provisions of this Agreement become invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

15.11.     Any amendments or supplements to this Agreement shall be made in writing and shall take effect only if duly signed/sealed by the Parties to this Agreement, except for the Pledgee’s transfer of its rights under this Agreement in accordance with Section 15.1.

15.12.     This Agreement shall be binding upon the lawful successors of the Parties.

15.13.     Concurrently with the signing of this Agreement, the Pledgors may separately sign a power of attorney (as set out in Schedule II,  the “Power of Attorney”), and authorize any person designated by them to sign any and all legal documents required for the Pledgee to exercise its rights under this Agreement. Such Power of Attorney shall be placed in the custody of the Pledgee, and the pledgee may submit the Power of Attorney to the relevant government department at any time when necessary.

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(This page is intentionally left as the signature page of the Fifth Amended and Restated Equity Pledge Agreement)

IN WITNESS WHEREOF, this Fifth Amended and Restated Equity Pledge Agreement has been executed by the Parties as of the date and at the place first above written.

Zhu Jianchong

Signature:	/s/ Zhu Jianchong

Hangzhou Weimi Network Technology Co., Ltd.
(Seal)

Signature:	/s/ Zhu Jianchong
Name:	Zhu Jianchong
Title:	Legal Representative

Hangzhou Aimi Network Technology Co., Ltd.
(Seal)

Signature:	/s/ Zhu Jianchong
Name:	Zhu Jianchong
Title:	Legal Representative

(This page is intentionally left as the signature page of the Fifth Amended and Restated Equity Pledge Agreement)

IN WITNESS WHEREOF, this Fifth Amended and Restated Equity Pledge Agreement has been executed by the Parties as of the date and at the place first above written.

Chen Lei

Signature:	/s/ Chen Lei

Schedule I:

Basic Information of the Company

Company Name:  Hangzhou Aimi Network Technology Co., Ltd.

Registered Address: ***

Registered Capital: 1,000,000 RMB

Legal Representative: Zhu Jianchong

Shareholding Structure:

	Amount of Capital	Shareholding
Name of the Shareholder	Contribution (RMB)	Percentage
Zhu Jianchong	134,300	13.43%
Chen Lei	865,700	86.57%
Total	1,000,000	100%

Schedule II:

Form of Power of Attorney

I, Zhu Jianchong, hereby irrevocably authorize                            ,  with the Identity Card number:                               , as my authorized representative, to sign all necessary or useful legal documents for Hangzhou Weimi Network Technology Co., Ltd. to exercise its rights under the Fifth Amended and Restated Equity Pledge Agreement entered into by Hangzhou Aimi Network Technology Co., Ltd. and me on     , 2020, and to deal with all the formalities related to the industrial and commercial registration related to the equity pledge.

Signature:
Zhu Jianchong

Date:

Form of Power of Attorney

I, Chen Lei, hereby irrevocably authorize                            ,  with the Identity Card number:                               , as my authorized representative, to sign all necessary or useful legal documents for Hangzhou Weimi Network Technology Co., Ltd. to exercise its rights under the Fifth Amended and Restated Equity Pledge Agreement entered into by Hangzhou Aimi Network Technology Co., Ltd. and me on     , 2020, and to deal with all the formalities related to the industrial and commercial registration related to the equity pledge.

Signature:
Chen Lei

Date:

Schedule III:

Hangzhou Aimi Network Technology Co., Ltd. Shareholders Resolutions

Date:        , 2020

Location: Hangzhou Aimi Network Technology Co., Ltd.

Participating Shareholders: Zhu Jianchong, Chen Lei

After deliberation, the shareholders of the company resolved as follows:

1.      Agreed to pledge the company’s 13.43% equity interest held by shareholder Zhu Jianchong and 86.57% equity interest held by shareholder Chen Lei to Hangzhou Weimi Network Technology Co., Ltd.;

2.      Agreed to record the above equity pledges in the company’s shareholder register and complete the relevant industrial and commercial registration.

These resolutions shall become effective on the date hereof.

Shareholder signature/seal:
Zhu Jianchong

Chen Lei